UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2012
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Certain Officers.

The Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) previously adopted the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “2012 Plan”), subject to shareholder approval of the 2012 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s shareholders have approved the 2012 Plan.

The following summary of the 2012 Plan is qualified in its entirety by reference to the text of the 2012 Plan, which is filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2012, and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2012 Plan. The Board has delegated general administrative authority for the 2012 Plan to the Compensation Committee of the Board. The administrator of the 2012 Plan has broad authority under the 2012 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2012 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of the Company’s common shares (the “Common Shares”) that may be issued or transferred pursuant to awards under the 2012 Plan equals: (1) 20,000,000, less (2) the number of any shares subject to awards granted under the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (the “2004 Plan”) after March 31, 2012 and on or before September 11, 2012 (the date of shareholder approval of the 2012 Plan), plus (3) the number of any shares subject to stock options and share appreciation rights granted under the 2004 Plan and outstanding as of March 31, 2012 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested as of March 31, 2012 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested. For these purposes, shares subject to awards granted under the 2004 Plan that are “full-value awards” (as described below) will be taken into account based on the full-value award ratio described below.

Shares issued in respect of any “full-value award” granted under the 2012 Plan will be counted against the share limit described in the preceding paragraph as two shares for every one share actually issued in connection with the award. For example, if the Company granted 100 Common Shares under the 2012 Plan, 200 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” means any award granted under the plan other than a stock option or share appreciation right.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2012 Plan will again be available for subsequent awards under the 2012 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2012 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2012

Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the 2012 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2012 Plan. To the extent that shares are delivered pursuant to the exercise of a share appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

The types of awards that may be granted under the 2012 Plan include stock options, share appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Shares or units of Common Shares, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2012 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On September 11, 2012, the Company held its Annual General and Special Meeting of Shareholders (the “Annual Meeting”) to consider and vote upon the election of each of the nominated directors to the Board, the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, an advisory vote to approve executive compensation and approval of the 2012 Plan. For more information about the proposals considered and voted upon at the Annual Meeting, please see the Company’s Definitive Proxy Statement filed with the SEC on July 30, 2012.

At the Annual Meeting, 144,417,263 Common Shares were outstanding. Of such amount, 123,066,763 Common Shares (or 85.2% of the outstanding Common Shares) were represented in person or by proxy at the Annual Meeting. This number excludes the 11,040,493 of the Common Shares outstanding that are held by the Company but were not entitled to vote at the Annual Meeting, pursuant to the rules and regulations of the Company’s jurisdiction of incorporation. If the 11,040,493 Common Shares were counted as represented and entitled to vote, 92.9% of the outstanding Common Shares would be represented in person or by proxy at the Annual Meeting.

The shareholders voted to elect all of the Company’s director nominees, approved the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, approved the advisory vote on executive compensation, and approved the 2012 Plan.

The number of votes cast for or withheld from the election of each director and the number of votes cast for or against or abstaining from the other matters voted upon is also set forth below. The number of broker non-votes or other shares not voted with respect to the election of each director and the other proposals, as applicable, is also set forth below. The voting results disclosed below are final and have been certified by IVS Associates, Inc., the independent Inspector of Elections (other than the percentage of shares voted for of shares outstanding).

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes	Percentage of Shares Voted For of Shares Outstanding *
Election of Directors
Norman Bacal	107,787,247	2,716,792	12,562,225	88.6%
Michael Burns	109,728,513	775,526	12,562,225	90.1%
Arthur Evrensel	96,693,976	13,810,063	12,562,225	80.3%
Jon Feltheimer	109,748,599	755,440	12,562,225	90.1%
Frank Giustra	98,692,570	11,811,469	12,562,225	81.8%
Morley Koffman	108,084,078	2,419,961	12,562,225	88.8%
Harald Ludwig	109,813,283	690,756	12,562,225	90.1%
G. Scott Paterson	106,386,197	4,117,842	12,562,225	87.6%
Mark H. Rachesky, M.D.	104,986,291	5,517,748	12,562,225	86.5%
Daryl Simm	109,832,358	671,681	12,562,225	90.1%
Hardwick Simmons	110,150,092	353,947	12,562,225	90.4%
Phyllis Yaffe	109,824,152	679,887	12,562,225	90.1%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted For of Shares Outstanding*
Re-Appointment of Ernst & Young LLP	122,044,178	941,556	81,029	99.2%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Shares Outstanding*
Advisory Vote to Approve Executive Compensation	99,975,432	10,451,145	77,961	12,562,225	82.8%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Shares Outstanding*
Approval of 2012 Plan	96,955,888	13,481,473	67,177	12,562,225	80.5%

* The “Percentage of Shares Voted For of Shares Outstanding” shown for the proposals above assumes that the 11,040,493 Common Shares held by the Company were voted “For” the proposals. According to the rules and regulations of the Company’s jurisdiction of incorporation, such shares were not entitled to vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012            LIONS GATE ENTERTAINMENT CORP.

/s/ James Keegan
James Keegan
Chief Financial Officer